UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015

STRAGENICS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	333-157565	46-5209647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Rialto Place, Suite 700, Melbourne, FL 32901
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (321-541-1216)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 1, 2015, Stragenics, Inc., (the “Company”) filed with the Secretary of State of Florida to amended its Articles of Incorporation (the ”Amendment”) to increase the total authorized shares of common stock, par value $.0001 (“Common Stock”) from 400,000,000 shares to 900,000,000. The Company received verification from the Secretary of State on July 13, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAGENICS, INC.

Date: July 17, 2015	By:	/s/ Alan W. Grofe
Alan W. Grofe
Chief Executive Officer & President

3